Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

CONTACT:

Marty McKenna (312) 928-1901, mmckenna@eqr.com

September 8, 2025

Equity Residential to Participate in Bank of America 2025 Global Real Estate Conference

Chicago, IL – September 8, 2025 - Equity Residential (NYSE: EQR) today announced that the Company’s President and CEO, Mark J. Parrell, will participate in a roundtable discussion at the Bank of America 2025 Global Real Estate Conference on Wednesday, September 10, 2025 at 2:45 PM CT. The event will be web cast live. A link to the web cast will be available in the Presentations section of the Investor section of the Company’s website at www.equityapartments.com. On September 2, 2025, the Company issued an operating update, which can be found in the Press Releases section of the Investor section of the Company’s website.

About Equity Residential

Equity Residential is committed to creating communities where people thrive. The Company, a member of the S&P 500, is focused on the acquisition, development and management of residential properties located in and around dynamic cities that attract affluent long-term renters. Equity Residential owns or has investments in 317 properties consisting of 85,936 apartment units, with an established presence in Boston, New York, Washington, D.C., Seattle, San Francisco and Southern California, and an expanding presence in Denver, Atlanta, Dallas/Ft. Worth and Austin. For more information on Equity Residential, please visit our website at www.equityapartments.com.